Exhibit 10.38

CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT

This Convertible Note and Warrant Purchase Agreement (this “Agreement”) is dated as of __________, 2023, by and between Vitro Biopharma, Inc., a Nevada corporation (the “Company”), and ____________ (the “Purchaser”).

RECITALS

WHEREAS, the Company, subject to the terms and conditions set forth herein, desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, a (i) Convertible Promissory Note in the form of attached Exhibit A (the “Note”) in the aggregate original principal amount of ____ dollars ($___), and (ii) Warrant to purchase stock of the Company in the form of attached Exhibit B (the “Warrant”), upon the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Authorization; Sale of Note and Warrant; Use of Proceeds

1.1. Authorization. The Company has duly authorized the sale and issuance, pursuant to the terms of this Agreement, of (i) the Note in an aggregate amount of up to one million five hundred thousand dollars ($1,500,000) and (ii) the Warrant to purchase up to that number of shares (the “Warrant Shares”) of the common stock, $0.001 par value per share (the “Common Stock”), of the Company as set forth in the Warrant.

1.2. Subscription and Purchase. Upon the terms and subject to the conditions set forth in this Agreement, the Purchaser hereby irrevocably subscribes for and agrees to purchase from the Company, and the Company hereby irrevocably agrees to issue and sell to the Purchaser, the Note and the Warrant for an aggregate purchase price ___ dollars ($____).

1.3. Use of Proceeds. The Company will use the proceeds from the sale of the Note and the Warrant for working capital and other general corporate purposes.

2. Closing. Subject to the terms and conditions of this Agreement, the closing (the “Closing”) of the sale and purchase of the Note and the Warrant under this Agreement shall take place remotely via the exchange of documents and signatures on the date hereof (the date of such Closing, the “Closing Date”). At the Closing, (A) the Company shall deliver to the Purchaser a duly executed copy of the original (i) Note (the executed original signature page of which shall be sent via overnight courier to Purchaser on the Closing Date) in the aggregate original principal amount of ____ dollars ($___), and (ii) counterpart signature page to the Warrant covering the Warrant Shares, and (B) the Purchaser shall (i) pay to the Company via interbank wire transfer on the Closing Date the purchase price of ____ dollars ($____) therefor, and (ii) deliver to the Company a duly executed copy of the original counterpart signature page to the Warrant covering the Warrant Shares.

3. Certain Terms of the Note.

3.1. Maturity. The Note shall be due and payable automatically, in accordance with the terms of Section 3.4(d) below, on the date that is five (5) years from the date hereof (the “Maturity Date”).

3.2. Interest. The principal balance of the Note shall bear simple interest at a rate of eight percent (8%) per annum.

3.3. Payments. The Company shall not prepay any portion of the Note except upon the occurrence of an Event of Default (as defined below). Any prepayment of principal shall be accompanied by prepayment of any interest accrued and previously unpaid thereon.

3.4. Conversion.

(a) Upon a Qualified Financing. For the purposes of this Agreement, a “Qualified Financing” shall mean a financing completed after the date hereof involving the sale of equity securities of the Company (or equity securities and securities exchangeable for or convertible into equity securities) primarily for capital-raising purposes resulting in gross proceeds to the Company of at least $5,000,000, not including (i) the outstanding principal amount of the Note, or any other convertible notes of the Company, and, in each case, any accrued and unpaid interest thereon, or (ii) any Warrant Shares underlying the Warrant. Upon the closing of any such Qualified Financing, all principal and interest on the Note shall automatically convert into that number and type of securities issued in such Qualified Financing (the “Qualified Financing Securities”) determined by dividing (i) the outstanding principal amount of the Note plus all accrued and unpaid interest thereon by (ii) the lesser of (x) the Discounted Qualified Financing Price (as defined below), and (y) the Capped Price (as defined below). The Purchaser agrees that, in connection with the conversion of the Note in connection with a Qualified Financing in accordance with this Section 3.4(a), such Purchaser will execute all necessary documents in connection with such Qualified Financing reasonably requested of the Purchaser, including executing a customary lock-up agreement, definitive purchase agreement, investor rights agreement or such other financing agreements as shall be agreed upon by the Company and the other investors participating in or any underwriter engaged by the Company for purposes of effecting any such Qualified Financing.

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(b) Upon a Change of Control. Upon the closing of a Change of Control prior to completion of a Qualified Financing, the amount equal to the outstanding principal of and interest on such Note shall be converted automatically into that number of shares of Common Stock of the Company that equals (i) the principal amount of such Note plus any accrued and unpaid interest outstanding on such Note as of the closing of a Change of Control divided by (ii) the Capped Price effective immediately prior to (but after giving effect to any recapitalization effected in connection with) such Change of Control. The Note shall thereafter be cancelled and be of no further force or effect, whether or not delivered to the Company for cancellation. “Change of Control” means a change in ownership or control of the Company effected through any of the following transactions: (a) a merger, consolidation, or other reorganization approved by the Company’s stockholders, unless securities representing more than 50% of the total combined voting power of the voting securities of the successor entity or its direct or indirect parent entity are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction; (b) a stockholder-approved sale, transfer, or other disposition of all or substantially all of the Company’s assets; or (c) the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a securities purchase transaction or a tender or exchange offer made directly to the Company’s stockholders; provided, however, that a merger effected exclusively for the purpose of changing the domicile of the Company shall not be deemed to be a Change of Control; and provided, further, that the term “Change of Control” shall not apply to equity financings primarily for capital-raising purposes.

(c) Optional Conversion. Upon a notice duly executed by the Purchaser and delivered to the Company prior to the Maturity Date and prior to any automatic conversion of the Note pursuant to this Section 3.4 (the date of such election, the “Election Date”), the Purchaser shall be entitled to receive in respect of the Note, that number of shares of Common Stock of the Company that equals (i) the principal amount of the Note plus any accrued and unpaid interest outstanding on the Note as of the Election Date, divided by (ii) the Capped Price.

(d) Maturity; Automatic Conversion. Unless the Note has been previously converted or otherwise repaid prior to the Maturity Date, on the Maturity Date, the entire outstanding principal amount of such Note plus all accrued and unpaid interest thereon shall be converted automatically into that number of shares of Common Stock of the Company determined by dividing the (a) entire outstanding principal amount of the Note plus all accrued and unpaid interest outstanding thereon on the Maturity Date by (b) the Capped Price.

(e) Effect of Conversion, Conversion Procedure, Etc. Upon conversion of the Note pursuant to this Section 3, provided that the securities issued upon such conversion are duly and validly issued and are nonassessable, the Company will be forever released and discharged from all of its obligations and liabilities under the Note, including without limitation the obligation to pay the principal amount and accrued interest. In connection with such conversion, the Company shall have the right to set a reference date for the conversion of accrued interest under the Note. No fractional securities shall be issuable by the Company upon conversion of the Note. In lieu of any fractional security which would otherwise be issuable upon conversion of the Note, the Company shall pay to the Purchaser an amount in cash equal to the product of such fraction multiplied by the applicable conversion price. The Company shall deliver written notice to the Purchaser at the Purchaser’s address, notifying the Purchaser of the conversion and specifying the number, class, and series, if applicable, of securities into which the Note is being converted. Upon conversion of the Note, the Purchaser shall surrender the Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. Following such surrender, the Company will, at its expense, issue and deliver to the Purchaser, at such principal office, a certificate (or evidence of book entry recording if the securities are uncertificated) for the securities to which the Purchaser is entitled as a result of such conversion and a check payable to the Purchaser for any cash amounts payable in lieu of any fractional share in accordance with this Section 3.4.

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3.5. Events of Default.

(a) Each of the following shall constitute an “Event of Default,” unless waived by the Purchaser:

(i) the failure by the Company to pay or convert any amount due hereunder within ten (10) days of the due date thereof, and such default shall continue unremedied for a period of 30 days following receipt of written notice signed by the Purchaser of such failure to pay;

(ii) the involuntary dissolution and liquidation of the Company; or

(iii) the appointment of a receiver of any property, the assignment or trust mortgage for the benefit of creditors, the commencement of any kind of insolvency proceedings under any bankruptcy or other law relating to the relief of debtors, or the entry of an order for relief with respect to the Company in any proceeding pursuant to the United States Bankruptcy Code, as amended.

(b) Upon the occurrence or existence of any Event of Default described in this Section 3.5, immediately and without notice, the outstanding principal amount of the Note plus all accrued and unpaid interest thereon shall automatically become immediately due and payable, without presentment, demand, protest, or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition, the Purchaser may exercise any other right, power, or remedy otherwise permitted to it by law, either by suit in equity or by action at law, or both.

3.6. Definitions. For purposes of this Section 3:

(a) “Discounted Qualified Financing Price” shall mean, with respect to any Qualified Financing, the per share price at which the shares of the Qualified Financing Securities are to be sold generally in such Qualified Financing as determined for accounting purposes under GAAP (not including any discounts applicable as a result of the Note or any other convertible notes of the Company outstanding as of such Qualified Financing), multiplied by 0.75.

(b) “Capped Price” shall mean, with respect to any Qualified Financing, the per share price implied in respect of the Qualified Financing by a fully-diluted (on an as-converted to Common Stock basis), pre-money valuation of $200,000,000 for the Company (which valuation includes any increase to the option pool made prior to or at the time of such Qualified Financing and all other rights to acquire equity of the Company outstanding at the time of such Qualified Financing (other than the Note and any other convertible notes of the Company outstanding as of such Qualified Financing and the Warrant)), and with respect to a Change of Control, optional conversion by the holder or automatic conversion on the Maturity Date shall mean the per share price of Common Stock implied by a fully-diluted (on an as-converted to Common Stock basis), pre-money valuation of $200,000,000, which valuation includes all then outstanding equity and exercisable rights to acquire equity of the Company outstanding immediately prior to the Change of Control or optional or automatic conversion (excluding in any event the Note and any other convertible notes of the Company outstanding as of such Change of Control or optional or automatic conversion and the Warrant).

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4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

4.1. Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted.

4.2. Power. The Company has all requisite corporate power to execute and deliver this Agreement, to issue the Note and the Warrant and to carry out and perform its obligations under the terms of this Agreement and under the terms of the Note and the Warrant.

4.3. Due Execution. The execution and delivery of this Agreement, the Note and the Warrant by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Company. This Agreement and the Note and the Warrant to be issued at the Closing have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors’ rights and laws concerning equitable remedies.

4.4. No Registration. Based in part on the representations and warranties made by the Purchaser herein, the issuance of the Note and Warrant (assuming no change in applicable law) are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”).

4.5. Governmental Consents. No consent, approval, order, or authorization of or registration, qualification, designation, declaration, or filing with, any federal, state, or local governmental authority is required on the part of the Company in order to enable the Company to execute, deliver, and perform its obligations under this Agreement or the Note or Warrant, except for such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement, if any. All such qualifications and filings shall, in the case of qualifications, be effective as of the Closing and shall, in the case of filings, be made within the time prescribed by law.

4.6. Noncontravention. The execution, delivery, and performance of this Agreement and the Note and the Warrant and the consummation of the transactions contemplated hereby and thereby shall not result in any violation or default or be in conflict with or result in a violation or breach of, with or without the passage of time or the giving of notice or both, the organizational documents of the Company as in effect as of the date hereof, any judgment, order, or decree of any court or arbitrator to which the Company is a party or otherwise subject, any agreement or contract of the Company, or, to the Company’s knowledge, any statute, law, regulation, or order, or an event which results in the creation of any lien, charge, or encumbrance upon any asset of the Company, in each case except as would not reasonably be expected to have a material adverse effect on the Company.

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4.7. Capitalization. The equity capitalization of the Company as of immediately prior to the Closing, excluding equity issuable upon conversion of outstanding convertible debt, consists of: (i) a total of 500,000,000 authorized shares of Common Stock, of which 115,160,180 shares are issued and outstanding, and no shares of Common Stock are held by any subsidiary of the Company; (ii) a total of 5,000,000 authorized shares of preferred stock, $0.001 par value per share (“Preferred Stock”), of which 250,000 shares are designated as Series A Convertible Preferred Stock but none are issued and outstanding, and no other shares of Preferred Stock are issued and outstanding; (iii) options to acquire a total of 29,226,000 shares of Common Stock are issued and outstanding; (iv) Class A warrants to acquire 6,802,929 shares of Common Stock are issued and outstanding; (v) Class B warrants to acquire 6,802,929 shares of Common Stock are issued and outstanding; and (vi) a total of an additional 3,650,000 shares of Common Stock are authorized but unissued under the Company 2022 equity incentive plan.

5. Representations, Warranties and Covenants of the Purchaser. The Purchaser represents and warrants to and covenants with the Company as follows:

5.1. Authorization. When executed and delivered by the Purchaser, and assuming execution and delivery by the Company, this Agreement will constitute a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors’ rights and laws concerning equitable remedies.

5.2. Brokers and Finders. The Purchaser has not retained any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement.

5.3. Investment. The Purchaser is acquiring the Note and the Warrant as well as the Qualified Financing Securities (collectively, the “Securities”) for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof. The Purchaser has no present intention of selling, granting any participation in, or otherwise distributing any of the Securities. By executing this Agreement, the Purchaser further represents that it has no contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Securities.

5.4. No Public Market. The Purchaser understands and acknowledges that the offering of the Securities pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of the Securities contemplated by this Agreement, the Note and the Warrant are exempt from registration pursuant one or more exemptions under the Securities Act, including without limitation the exemption provided by Section 4(a)(2) thereof, and that the Company’s reliance upon such exemption is predicated upon the Purchaser’s representations as set forth in this Agreement. The Purchaser acknowledges that the Securities represent “restricted securities” under applicable federal and state securities laws and must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. The Purchaser further understands that no public market now exists for any of the securities issued by the Company and that the Company has given no assurances that a public market will ever exist for the Company’s securities.

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5.5. Experience; Etc. The Purchaser represents that it: (a) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of a prospective investment in the Note and the Warrant being purchased by the Purchaser; (b) believes that it has received all the information requested from the Company that might be necessary or appropriate for deciding whether to purchase the Note and the Warrant; (c) has had the opportunity to discuss the Company’s business, management, and financial affairs with the Company’s management; (d) has the ability to bear the economic risks of this investment; and (e) is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss on this investment.

5.6. Accredited Investor. The Purchaser qualifies as an “accredited investor” within the meaning of Regulation D of the rules and regulations promulgated under the Securities Act. The Purchaser has not been organized for the specific purpose of acquiring the Securities.

5.7. Foreign Investors. If the Purchaser is a Non-U.S. person (as defined under Rule 902(k)(2) of the Securities Act), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to purchase the Securities, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. The Purchaser’s subscription and payment for and continued beneficial ownership of the Securities or any subsequent issuance of equity securities pursuant to such ownership will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

5.8 No “Bad Actor” Disqualification Events. None of (i) the Purchaser, (ii) any of Purchaser’s directors, officers, general partners or managing members, or (iii) any beneficial owner of any of the Company’s voting equity securities held by the Purchaser, is subject to any Disqualification Event (as defined in Section 2(i) of Rule 506(d) of the Securities Act), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Company.

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5.9 Tax and Legal Advice. The Purchaser is not relying on and has not relied on the Company or any of the Company’s officers, directors, equity holders, representatives, agents, counsel, or advisers, for any advice, including any financial, tax or legal advice in connection with the transactions contemplated by this Agreement and the Securities. The Purchaser has had an opportunity to consult with its legal counsel and tax and other advisers regarding the purchase of the Note and Warrant and associated Securities. The Purchaser understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment. The Purchaser shall be responsible for any and all taxes, duties, and other similar charges payable in connection with the issuance of the Securities, and hereby agrees to indemnify the Company and its successors and assigns with respect to same. The Purchaser understands and acknowledges that the Company’s counsel has acted solely as legal counsel for the Company with respect to the preparation of this Agreement, the Note and the Warrant and the transactions contemplated hereby and thereby, and has not acted as legal counsel for the Purchaser in connection therewith.

5.10 Securities Act. The Purchaser understands that the Securities shall bear such restrictive legends as the Company and the Company’s counsel deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, a legend substantially in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR REGISTERED OR QUALIFIED UNDER THE SECURITIES OR “BLUE SKY” LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT AND THE REGISTRATION, QUALIFICATION AND FILING REQUIREMENTS OF ALL APPLICABLE JURISDICTIONS HAVE BEEN COMPLIED WITH OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR THAT THE PROPOSED TRANSACTION WILL BE EXEMPT FROM REGISTRATION, QUALIFICATION AND FILING IN ALL SUCH JURISDICTIONS.”

5.11 No Transfer. The Purchaser may sell or transfer the Note or the Warrant without the prior written consent of the Company.

6. Miscellaneous.

6.1. Participation Rights. The Purchaser shall be entitled, by virtue of the purchase of the Note, to purchase in a Qualified Financing an amount of Qualified Financing Securities up to 200% of the aggregate principal amount of the Note purchased by the Purchaser. The Company shall give the Purchaser written notice of its intent to conduct a Qualified Financing and the proposed terms of such Qualified Financing not less than 10 days prior to the closing thereof. The holder shall provide written notice to the Company of its intent to participate and the amount of Qualified Financing Securities that it intends to purchase.

6.2. Successors and Assigns. This Agreement shall not be assignable by any party without the written consent of the other; provided, that a merger to which the Company is a party shall not be considered an assignment requiring consent and provided further that the Company may assign this Agreement without the consent of the Purchaser to any individual or entity that acquires control of the stock, assets or business of the Company. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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6.3. Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Closing.

6.4. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

6.5. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado without reference to the conflicts of law provisions thereof.

6.6. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand, sent overnight courier, e-mail, or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

(a) If to the Company, to:

Vitro Biopharma, Inc.

4621 Technology Drive

Golden, Colorado 80403

Attn: Nathan Haas, CFO

E-mail: [***]

with a copy to:

Polsinelli PC

1401 Lawrence Street, Suite 2300

Denver, CO 80202

Attn: Scott A. Berdan

E-mail: [***]

(b) If to the Purchaser, at the address set forth below the Purchaser’s name on the signature page hereto, or at such other address as may have been furnished in writing pursuant hereto by the Purchaser to the Company.

Notices provided in accordance with this Section 6.6 shall be deemed delivered (i) upon personal delivery with signature required, (ii) one Business Day after they have been sent to the recipient by reputable overnight courier service (charges prepaid and signature required), (iii) if sent via e-mail, upon receipt if sent before 5 p.m., local time of the recipient, on any Business Day, as of 9 a.m. local time of the recipient on the next Business Day if sent thereafter or on a day that is not a Business Day, or (iv) three Business Days after deposit in the United States mail. The term “Business Day” as used in this Section 6.6 shall mean any day other than Saturday, Sunday or a day on which banking institutions are not required to be open in the State of Colorado.

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6.7. Complete Agreement. This Agreement (including its exhibits) and the Note and the Warrant constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

6.8. Amendments and Waivers. This Agreement may be amended, modified or terminated, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Purchaser. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

6.9. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

6.10. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed via facsimile, .pdf or other form of electronic signature acceptable to the Company.

6.11. Section Headings and References. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

Company:

VITRO BIOPHARMA, INC.

By:
Name:	Nathan Haas
Title:	CFO

Purchaser:

By:
Name:
Title:

Address:

E-mail: